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EXHIBIT 10.2

                              CONTINUING GUARANTY

         THIS CONTINUING GUARANTY (the "Guaranty") is entered into as of October 24, 2008 (the "Effective Date") by IOM HOLDINGS, INC. a Nevada Corporation ("Guarantor"), in favor of REXFORD FUNDING LLC ("Factor").

         Guarantor, in order to induce Factor to continue its financing relationship with I/OMAGIC CORPORATION , a Nevada corporation ("Client"), and for the benefit of Factor, agrees as set forth below.

         1. Recitals. This Guaranty is executed and delivered to Factor in connection with the execution of a Sale of Accounts and Security Agreement, dated on or about the date hereof (the "Factoring Agreement", and together with all other agreements entered into in connection therewith, the "Factoring Documents"). For example, the Factoring Documents may include promissory notes, security agreements, subordination agreements, deeds of trust and other guaranties.

         2. Definitions. Any capitalized term not otherwise defined in this Guaranty shall have the meaning given to the term in the Factoring Documents.

         3. Guaranty. Guarantor unconditionally guaranties to Factor the timely (whether as scheduled or upon acceleration) payment and performance by Client of all of the following, whenever and however they may arise (the "Guarantied Obligations"): (i) the debts, liabilities, obligations, covenants, interest, commissions, fees, and other charges or amounts due under the Factoring Documents; (ii) the other obligations set forth in or arising out of the Factoring Documents; (iii) any liabilities, costs or expenses, including attorneys' fees, incurred by Factor in connection with enforcing Factor's rights under the Factoring Documents; (v) any of the foregoing arising out of, in connection with or following any renewals (including renewals of obligations which had been previously satisfied), extensions, modifications, alterations and rearrangements of any of the Factoring Documents; (vi) any of the foregoing arising after Client has commenced or becomes subject to any case under the Bankruptcy Code, including any advances made to Client, any interest that accrues after the filing of the bankruptcy petition (even if the interest cannot be collected in the proceeding under the Bankruptcy Code), and attorneys' fees. If Client fails to pay or perform any of the Guarantied Obligations, Guarantor will immediately pay or perform such Guarantied Obligation. In connection with the payment of the Guarantied Obligations, Guarantor hereby authorizes Factor to deduct such payment or payments from any amounts due by Factor to Guarantor. Any such deductions will be at Factor's sole discretion and without notice to Guarantor.

         4. Factor's Direct Rights.

                  4.1 Guaranty of Payment. This is a guaranty of payment and performance and is not a guaranty of collection.

                  4.2 Direct Rights Against Guarantor. Upon the occurrence of an Event of Default (as defined in the Factoring Agreement), Factor may enforce its rights under this Guaranty without first seeking to obtain payment or performance from or without resorting to: (i) Guarantor (the undersigned),


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meaning that Factor may delay, in Factor's sole and complete discretion, in the exercise of rights against Guarantor; (ii) Client; (iii) any other guarantor; or
(iv) any collateral Factor may hold for the Guarantied Obligations; (iv) any other remedy or right that Factor may have.

                  4.3 Client's Bankruptcy. Upon the occurrence of an Event of Default (as defined in the Factoring Agreement), Factor may immediately pursue its rights under this Guaranty, even though Factor may be stayed from accelerating or collecting the Guarantied Obligations from Client.

                  4.4 Waiver of Priority of Collection. Guarantor waives any rights Guarantor may have to require Factor to proceed against the Client or to pursue any other remedy in Factor's power which Guarantor cannot pursue which would lighten Guarantor's burden. In addition, Guarantor waives Guarantor's right to benefit from every security which now or hereafter exists for the performance of the Guarantied Obligations or for the performance of any other guarantor's obligations owing to Factor. If Factor decides to proceed first to exercise any other remedy or right, or to proceed against another person or any collateral, Factor retains all of Factor's rights under this Guaranty.

         5. Continuing Guaranty and Revocation. This Guaranty guaranties the Guarantied Obligations, including Client's existing obligations under the Factoring Documents, as well as all future advances made under the Factoring Documents. This Guaranty also guaranties Client's future liability under successive transactions which either continue the Guarantied Obligations or from time to time renew some or all of them after having been satisfied and to that extent is a continuing guaranty of the Guarantied Obligations. Guarantor may not terminate or revoke this Guaranty. Guarantor irrevocably waives any right he has to terminate or revoke the continuing nature of this Guaranty and its application to any Guarantied Obligations arising after any attempt to terminate this Guaranty.

         6. No Notice Required. Guarantor will not be released or exonerated from Guarantor's obligations under this Guaranty if Guarantor is not notified by Factor of these events: (i) Client's failure to pay timely any amount owed under any of the Factoring Documents or to pay or perform any of the other Guarantied Obligations; (ii) Client's failure to perform any other obligation under any of the Factoring Documents; (iii) any adverse change in Client's financial condition of business; (iv) Factor's acceptance of this Guaranty; (v) all other notices to which Guarantor might be entitled.

         7. Guarantor's Additional Waivers. Guarantor waives any right Guarantor may have to require any of the following acts: demand; presentment; diligence; protest; notice of dishonor; and any other notice to which Guarantor may be entitled.

         8. No Release of Guarantor. Factor may do or suffer any of the following, by action or inaction, without releasing or exonerating Guarantor from any of Guarantor's obligations under this Guaranty and without notifying Guarantor of any of the following: (i) renew, extend, rearrange, alter, impair, suspend or otherwise modify any of the other Factoring Documents, any of the Guarantied Obligations or any of the rights or remedies of Factor under the Factoring Documents; (ii) release Client or any other guarantor from any of the

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Guarantied Obligations; (iii) sell, release, subordinate, impair, suspend, waive or otherwise fail to obtain, perfect or realize upon (or continue the perfection of) a security interest in any collateral for any of the Guarantied Obligations, this Guaranty or any other guaranty of the Guarantied Obligations; (iv) exercise Factor's rights in any collateral for any of the Guarantied Obligations, this Guaranty or any other guaranty of the Guarantied Obligations in any order that Factor may elect in its sole discretion; (v) advance additional funds to or for the benefit of Client; (vi) foreclose on any collateral for the Guarantied Obligations, or any portion thereof (including the collateral provided under a deed of trust) or a guaranty of the Guarantied Obligations, or any portion thereof in a manner that diminishes, impairs or precludes the right of Guarantor to enjoy any rights of subrogation against Client or any other guarantor, or to obtain reimbursement, performance, or indemnification for payment or performance under this Guaranty (in this connection, Guarantor waives any rights and defenses arising out of an election of remedies by Factor, even though that election of remedies, such as nonjudicial foreclosure with respect to security for a Guarantied Obligation or any other guaranty, has destroyed Guarantor's rights of subrogation and reimbursement against Client or any other guarantor by operation of law and, in addition, Guarantor waives any defenses arising under Uniform Commercial Code Sections 1103 and 9601 et seq.); (vii) permit or suffer the impairment of any of the Guarantied Obligations in a case under the Bankruptcy Code by or against Client; (viii) make an election under Bankruptcy Code Section 1111(b)(2) in a case by or against Client; (ix) permit or suffer the creation of secured or unsecured credit or debt under Bankruptcy Code
Section 364 in a case by or against Client; (x) permit or suffer the disallowance, avoidance or subordination of any of the Guarantied Obligations or collateral for any of the Guarantied Obligations; (xi) fail to exercise any right or remedy Factor may have with respect to the payment or performance of, any of the Factoring Documents or any of the Guarantied Obligations; or (xii) fail to obtain a guaranty, other assurance of payment, or credit enhancement from any other person.

         9. Waiver of Subrogation, Reimbursement, Performance and Indemnification. Unless and until the Guarantied Obligations have been indefeasibly repaid in full, Guarantor waives and shall not seek to exercise any of the following rights that Guarantor may have against Client, any other guarantor, or any collateral provided by Client or any other guarantor, for any amounts paid by Guarantor, or acts performed by Guarantor under this Guaranty:
(i) all rights that Guarantor may have, upon satisfying the Guarantied Obligations, or any portion thereof, to enforce any remedies which Factor then has against Client and to require any other guarantor to contribute to the amount paid by Guarantor in connection with this Guaranty (including, without limitation, any right of subrogation, whether contractual, under Section 509 of the Bankruptcy Code, other similar insolvency laws or arrangements, or otherwise); (ii) all rights that Guarantor may have to the benefit of any security for the performance of the Guarantied Obligations or the performance by any other guarantor of the Guarantied Obligations; (iii) all rights of reimbursement from Client for the amounts paid by Guarantor in connection with the Guarantied Obligations (including costs and expenses); (iv) any right to compel client to perform the Guarantied Obligations when due; or (v) all rights of indemnification from Client, any other guarantor or any other third party. Guarantor irrevocably waives and releases Client from all "claims" (as defined in Section 101(4) of the Bankruptcy Code) to which Guarantor is or would be entitled by virtue of this Guaranty of the Guarantied Obligations or the payment of all or a portion of the Guarantied Obligations by Guarantor pursuant to this Guaranty.


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         The provisions of this Paragraph 9 shall remain in full force and effect and Guarantor shall not exercise any of the rights set forth in this Paragraph 9 until all of the Factoring Documents have been terminated or expired by their terms and all Guarantied Obligations have been paid in full.

         10. Default. Upon the happening of any of the following events: the occurrence of an Event of Default under the Factoring Agreement which is not timely cured during any applicable cure period, any revocation, breach or termination by Guarantor of this Guaranty, or suspension of business of Guarantor, or the issuance of any writ of attachment against any of the property of Guarantor where such writ is not dismissed or discharged within fifteen (15) days from the date that it was first issued, or the making by Guarantor of any assignment for the benefit of creditors, or a trustee or receiver being appointed for Guarantor or for any property of Guarantor, or any proceeding being commenced by or against Guarantor under any bankruptcy, reorganization, adjustment of debt, insolvency, receivership, liquidation or dissolution law or statute and, in the case of such a proceeding being commenced against Guarantor, such proceeding is not dismissed within forty-five (45) days following the commencement date thereof, then and in any such event and at any time thereafter, Factor may, without notice to Client or Guarantor, declare any or all of the Guarantied Obligations, whether or not then due, immediately due and payable by Guarantor under this Guaranty, and Factor shall be entitled to enforce the obligations of Guarantor hereunder.

         11. Miscellaneous.

                  11.1 Revival of Debt. Notwithstanding any revocation of this Guaranty, Guarantor's obligations under this Guaranty shall include and shall be increased by the amount returned by Factor which was previously paid by Client or any other guarantor of any of the Guarantied Obligations prior to the effectiveness of such revocation because of the application of the Bankruptcy Code, any fraudulent transfer law, or any law respecting preferences.

                  11.2 Effect of Compliance. Guarantor's compliance with any of the provisions of this Guaranty will not reduce or affect in any manner the liability of Guarantor under the any of the other provisions of this Guaranty.

                  11.3 No Marshaling. Factor has no obligation to marshal any assets in favor of Guarantor, or against or in payment of: (i) any of the Guarantied Obligations, or (ii) any other obligation owed to Factor by Guarantor, Client, or any other person.

                  11.4 Fees and Costs. In the event of any dispute between Guarantor and Factor under this Guaranty, the prevailing party shall be entitled to recover all of its fees and costs incurred in enforcing this Guaranty, including its reasonable attorneys' fees (including without limitation any attorneys fees' incurred in connection with any probate claim, bankruptcy claim, and complaint for relief from any stay under the U.S. Bankruptcy Code or otherwise).

                  11.5 Assignment. Guarantor may not assign Guarantor's obligations or liabilities under this Guaranty. Subject to the preceding sentence, this Guaranty shall be binding upon the parties hereto and their respective heirs, executors, successors, representatives and assigns and shall


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inure to the benefit of the parties hereto and their respective successors and assigns. Factor may assign its rights under this Guaranty.

                  11.6 Applicable Law. The laws of the State of Arizona will apply to the interpretation and enforcement of this Guaranty, without regard to Arizona's internal laws regarding conflicts of law. The parties agree that all actions or proceedings arising in connection with this Guaranty shall be tried and litigated only in the state and federal courts located in the County of Maricopa, State of Arizona. Guarantor waives any right it may have to assert the doctrine of forum non conveniens or to object to such venue and hereby consents to any court ordered relief.

                  11.7 Integration. This Guaranty is the entire agreement of Guarantor with respect to the subject matter of this Guaranty.

                  11.8 Rights Cumulative. All of Factor's rights under this Guaranty are cumulative. The exercise of any one right does not exclude the exercise of any other right given in this Guaranty or any other right of Factor not set forth in this Guaranty.

                  11.9 Rules of Construction. The following rules shall apply in interpreting the meaning of this Guaranty: (i) "Includes" and "including" are not limiting; (ii) "Or" is not exclusive; and (iii) "All" includes "any" and "any" includes "all."

                  11.10 Severability. If any provision of this Guaranty is unenforceable, or otherwise invalid, the remaining provisions of this Guaranty shall be enforced to the fullest possible extent.

                  11.11 Notices. Any notice given in connection with this Guaranty shall be in writing addressed to the respective party at its address set forth below its signature on the last page of this Guaranty and may be personally served, telecopied or sent by overnight courier service or United States certified mail, postage prepaid; provided, however, that any notice of revocation of this Guaranty may only be sent by United States certified mail, postage prepaid. Notices shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if confirmed and if transmitted on a business day before 4:00 p.m. or, if not, on the next succeeding business day; (c) if delivered by overnight courier, two days after delivery to such courier properly addressed; or (d) if by United States certified mail, five business days after depositing in the United States mail, with postage prepaid and properly addressed. The address for notices may be changes by delivering written notice of such change in accordance with this Paragraph.

                  11.12 Joint and Several Liability. The obligations hereunder of the persons or entities constituting Guarantor under this Guaranty are joint and several.

                  11.13 Headings; Number; Gender. Paragraph headings used in this Guaranty are for convenience only. They are not a part of this Guaranty and shall not be used in construing this Guaranty. Wherever appropriate in this Guaranty, the singular shall be deemed to also refer to the plural, and the plural to the singular.

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                  11.14 Review of Documents. Guarantor acknowledges reviewing copies of, and is fully familiar with, each and every Loan Document.

                  11.15 Counterparts. This Guaranty may be executed in counterparts, each of which shall be deemed an original, but all of which, when taken together, shall be deemed one and the same agreement.

         12. Acknowledgment of Waivers and Loss of Defenses.

                  12.1 Guarantor acknowledges that certain provisions of this Guaranty operate as waivers of rights that Guarantor would otherwise have under applicable law. Other provisions permit Factor to take actions that Factor would otherwise not have a right to take, to fail to take actions that Factor would otherwise have an obligation to take, or to take actions that may prejudice Guarantor's rights and obligations under this Guaranty and against the Client. In the absence of these provisions Guarantor might have defenses against Guarantor's obligations under this Guaranty. These defenses might permit Guarantor to avoid some or all of Guarantor's obligations under this Guaranty.

                  12.2 Guarantor intends by the waivers and other provisions of this Guaranty, including the acknowledgement set forth in this section, to be liable to the greatest extent permitted by law for all of Client's obligations to Factor. Guarantor intends to have this liability even if the terms of the Factoring Documents change or if Guarantor does not have any rights against Client.

                  12.3 Guarantor acknowledges that (i) Guarantor understands the seriousness of the provisions of this Guaranty; (ii) Guarantor has had a full opportunity to consult with counsel of Guarantor's choice; and (iii) Guarantor has consulted with counsel of Guarantor's choice or has decided not to consult with counsel.

         13. WAIVER OF JURY TRIAL. GUARANTOR AND FACTOR EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

                  THE PARTIES RECOGNIZE AND AGREE THAT ALL DISPUTES RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY AND FOR THEIR MUTUAL BENEFIT AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY DISPUTE BETWEEN THEM WHICH ARISES OUT OF OR IS RELATED TO THIS AGREEMENT.

                  [Remainder of page intentionally left blank]




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         IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.


                                           IOM HOLDINGS, INC.
                                           A Nevada Corporation

                                          By. /s/ Tony Shahbaz
                                              ------------------------
                                          Name: Tony Shahbaz
                                          Title:  President IOM Holdings
                                          Address:  4 Marcuhi
                                          Irvine, CA  92618
                                          Fax No. (949-707-4850


       REXFORD FUNDING LLC, hereby accepts this Guaranty.

                      REXFORD FUNDING LLC


                      By:  /s/ William F. Elliott
                          -------------------------
                          Address: 2301 Rosecrans Avenue, Ste. 4110
                                   El Segundo, CA 90245
                          Attn:    William F. Elliott, President
                          Fax No.: (310) 727-9831





                                      S-1
                              Continuing Guaranty



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STATE OF CALIFORNIA
COUNTY OF ORANGE  ) ss.


On Oct. 27, 2008, before me, the undersigned, a Notary Public in and for said State, personally appeared Tony Shahbaz (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument. I certify under Penalty of Perjury under the laws of the State of California that the foregoing paragraph is true and correct.



WITNESS my hand and official seal.


/s/ Charles West Howrey                   (SEAL)   CHARLES WES HOWREY III
------------------------------------------         COMM...1698908
Notary Public                                      NOTARY PUBLIC-CALFORNIA -

                                                            ORANGE COUNTY
                                                   My Term Ex. November 6, 2010





                                     NOTARY